
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Portfolio Strategy Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                     124,621,565
<SECURITIES>                                         0
<RECEIVABLES>                                  378,559<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             136,328,112<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               136,328,112<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            16,005,546<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,276,711
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              8,728,835
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          8,728,835
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 8,728,835
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $378,559.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $11,327,988.
<F3>Liabilities include incentive fees payable of $1,541,384, redemptions payable of $1,199,470, management fees payable of $454,076, and accrued administrative expenses of $112,390.
<F4>Total revenues includes realized trading revenue of $15,412,575, net change in unrealized of $(1,613,558) and interest income of $2,206,529.

